Exhibit 99.1

Zoned Properties Announces Second Quarter Results

Revenue Increases 40%;

Company Continues to Expand and Develop Properties

SCOTTSDALE, Ariz., August 15, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced its financial results for the second quarter and six months ending June 30, 2016.

Recent Achievements

●	Investment of over $350,000 in capital for project expansion at the Chino Valley property to increase additional leased space by approximately 10,000 square feet. Management expects an increase in rental revenue once the power upgrade has been completed.

●	Signed letter of intent for lease of 15,000 square feet of space at Marijuana Business Park located in Parachute, Colorado. Management will continue efforts to satisfy contingencies included in the letter of intent for the prospective lease, including the completion of a Vested Property Rights Agreement with the Town of Parachute.

●	Commencement of improvements for the expansion of existing tenant’s medical marijuana cultivation facility at the Tempe Medical Marijuana Business Park.

●	Initiated development of a Corporate Social Responsibility (“CSR”) Program in order to directly influence the evolution of the licensed marijuana industry.

Second Quarter 2016 Financial Results

●	Revenue increased 40% to $404,000, compared to $288,000 for the second quarter of 2015.

●	Operating expenses decreased 39% to $520,000 from $847,000 for the second quarter of 2015. Operating expenses included $98,679 in legal fees, related to the resolution of legacy matters, and $20,025 in non-cash stock-based compensation. As legacy matters continue to resolve, management expects legal fees to decline for the remainder of 2016.

●	Net loss was $(173,000), or $(0.01) per basic and diluted share, compared to $(614,000), or $(0.03) per basic and diluted share, for the second quarter of 2015.

●	As of June 30, 2016, the Company had cash and cash equivalents of $817,000 compared to $1.3 million as of December 31, 2015.

Year-to-Date 2016 Financial Results

●	Revenue increased 57% to $810,000, compared to $515,000 for the first six months of 2015.

●	Operating expenses decreased 8% to $1.1 million from $1.2 million for the first six months of 2015. Operating expenses included $131,488 in legal fees, related to the resolution of legacy matters, and $205,575 in non-cash stock-based compensation.

●	Net loss was $(410,000), or $(0.02) per basic and diluted share, compared to $(798,000), or $(0.04) per basic and diluted share, for the second quarter of 2015.

●	Net cash used in operating activities was $13,160 for the first six months of 2016 as compared to $205,890 for comparable 2015 period.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We continue to make progress in our ongoing efforts to expand and develop our portfolio of properties, increasing both rental revenues and property values. Our team has worked hard over the past few years to create a development strategy that includes critical contingencies in order to minimize risk and increase security in long-term assets and revenues. A cornerstone of this process is in how we structure our contracts, specifically our letters of intent. Each piece of the puzzle must be secured in order to move a project forward, giving Zoned Properties control over acquisition strategy and process. By leveraging our Triple-Set (SSS) design and development model, we expect our projects to continue producing long-term value for our portfolio as exhibited by our financial growth in 2016.”

“Our letter of intent to lease space at the Tempe Medical Marijuana Business Park expired effective June 18, 2016 as each of the critical contingencies had not been satisfied, and we are now working to secure new tenants that fit the Medical Marijuana Business Park concept,” added Mr. McLaren. “A highlight of our business strategy is to select projects in locations with high demand for operational space, providing the project with a long list of prospective tenants from which to choose. Because of the high demand and low supply of adequately zoned and permitted space, we can rely upon these high standards and critical contingencies for any tenant selected. This includes rigorous financial, ethical and community standards in order to create a long-term, mutually beneficial relationship. We will continue to review tenant prospects based upon this strategy, which supports our vision for long-term value.”

Supplemental Information Regarding Current Portfolio of Rental Properties

Property	Total Rentable Sq. Ft.	Sq. Ft. Rented as of 6/30/2016	Vacant Rentable Sq. Ft.	Total # of Tenants	Annual Base Rent (2nd Half of 2016)	Annual Base Rent (2017)
Tempe, AZ (410)	60,000	5,000	55,000	1	$84,375	$173,639
Tempe, AZ (422)	22,355	22,355	--	1	$98,907	$202,266
Gilbert, AZ	N/A	N/A	N/A	0	--	--
Green Valley, AZ	1,440	1,440	--	1	$61,346	$127,526
Chino Valley, AZ	38,799	15,000	23,799	1	$250,000	$514,500
Kingman, AZ	1,497	1,497	--	1	$77,490	$160,745

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

Tables Follow

 ZONED PROPERTIES, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

REVENUES:
Rental revenues	$58,200	$84,843	$119,080	$167,018
Rental revenues - related parties	345,476	202,858	691,002	347,969

Total Revenues	403,676	287,701	810,082	514,987

OPERATING EXPENSES:
Compensation and benefits	93,561	111,238	273,385	178,164
Professional fees	205,678	520,048	482,200	641,053
General and administrative expenses	52,679	66,958	104,300	129,129
Depreciation and amortization	41,673	37,276	82,771	74,462
Property operating expenses	15,568	24,591	31,028	39,148
Real estate taxes	21,161	13,198	42,822	27,865
Consulting fees - related parties	-	24,100	-	45,350
Settlement expense	87,500	50,000	87,500	67,500

Total Operating Expenses	517,820	847,409	1,104,006	1,202,671

LOSS FROM OPERATIONS	(114,144)	(559,708)	(293,924)	(687,684)

OTHER INCOME (EXPENSES):
Interest expenses	(48,123)	(48,123)	(96,246)	(96,246)
Interest expenses - related parties	(8,750)	(8,750)	(17,500)	(17,500)
Loss on sale of property and equipment	(1,843)	-	(1,843)	-
Interest income	-	2,736	-	3,019

Total Other Expenses, net	(58,716)	(54,137)	(115,589)	(110,727)

LOSS BEFORE INCOME TAXES	(172,860)	(613,845)	(409,513)	(798,411)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(172,860)	$(613,845)	$(409,513)	$(798,411)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.01)	$(0.03)	$(0.02)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	17,135,809	19,031,853	17,123,975	18,781,304

 ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Cash	$816,640	$1,281,464
Rental properties, net (See Note 3)	7,642,196	7,224,593
Deferred rent receivable	13,406	8,909
Deferred rent receivable - related parties	609,739	367,013
Real estate tax escrow	85,221	46,072
Prepaid expenses and other current assets	55,167	105,684
Property and equipment, net	40,935	46,488
Security deposits	8,158	8,158

TOTAL ASSETS	$9,271,462	$9,088,381

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$2,100,000	$2,100,000
Convertible note payable	500,000	500,000
Convertible note payable - related party	500,000	500,000
Accounts payable	111,962	36,797
Accrued expenses	162,054	92,044
Accrued expenses - related parties	68,042	56,542
Security deposits payable	85,713	62,440

Total Liabilities	3,527,771	3,347,823

Commitments and Contingencies (See Note 9)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and
outstanding at June 30, 2016 and December 31, 2015 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized;
17,135,850 and 17,080,850 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	17,136	17,081
Additional paid-in capital	19,825,545	19,412,954
Accumulated deficit	(14,100,990)	(13,691,477)

Total Stockholders' Equity	5,743,691	5,740,558

Total Liabilities and Stockholders' Equity	$9,271,462	$9,088,381

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